As filed with the Securities and Exchange Commission on January 10, 2003

                    Registration Nos. 333-42792, 333-42792-01 and 333-42792-02

   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 _____________

                               NTL INCORPORATED
                             NTL (DELAWARE), INC.
                           NTL COMMUNICATIONS CORP.

            (Exact name of registrant as specified in its charter)

              Delaware                             4899                            13-4105887
              Delaware                             4899                            13-4051921
              Delaware                             4899                            52-1822078
   (State of other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
   Incorporation or organization)       Classification Code Number)          Identification Number)

                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  COPIES TO:

      RICHARD J. LUBASCH, ESQ.              THOMAS H. KENNEDY, ESQ.            ADRIAN J. S. DEITZ
  EXECUTIVE VICE PRESIDENT, GENERAL          SKADDEN, ARPS, SLATE,            SKADDEN, ARPS, SLATE,
        COUNSEL AND SECRETARY                 MEAGHER & FLOM LLP               MEAGHER & FLOM LLP
          NTL INCORPORATED                     FOUR TIMES SQUARE                ONE CANADA SQUARE
        110 EAST 59TH STREET               NEW YORK, NEW YORK 10036               CANARY WHARF
      NEW YORK, NEW YORK 10022                  (212) 735-3000                   LONDON  E14 5DS
           (212) 906-8440                                                            ENGLAND
                                                                                +44 20 7519-7000

                             (Name, address, including zip code, and telephone number,
                                    including area code, of agent for service)
                                             _____________

                      Approximate date of commencement of
                         proposed sale to the public:
     This Post-Effective Amendment No. 1 deregisters those 7% convertible subordinated notes due 2008 and any shares of
              common stock into which such notes are convertible that remain unsold hereunder as of the date hereof

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF SECURITIES

         On February 12, 1999, NTL Incorporated, a Delaware corporation, filed a registration statement on Form S-3 (File Nos. 333-72335 and 333-72335-01) (the "Initial Registration Statement") for purposes of registering $600,000,000 aggregate principal amount of its 7% convertible subordinated notes due 2008 (the "Notes") and shares of its common stock, par value $0.01 per share (the "Conversion Shares"), issuable upon conversion of the Notes at a rate of 16.3265 Conversion Shares per $1,000 principal amount of the Notes, subject to adjustment.

         On April 1, 1999, NTL Incorporated completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL Incorporated became a wholly-owned subsidiary of the new holding company. As a result of the merger, all outstanding shares of NTL Incorporated were converted into shares of the holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations as the shares of NTL Incorporated previously held by stockholders prior to the holding company merger. In connection with the corporate restructuring, the indenture governing the Notes was amended to provide that the new holding company would be co-obligor of the Notes. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL Communications Corp. NTL Incorporated and NTL Communications Corp. filed Amendment No. 1 to the Initial Registration Statement May 13, 1999.

         On May 18, 2000, NTL Incorporated completed a further corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL Incorporated became a wholly-owned subsidiary of the new holding company. As a result of the merger, all outstanding shares of NTL Incorporated were converted into shares of the holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations as the shares of NTL Incorporated previously held by stockholders prior to the holding company merger. In connection with the corporate restructuring, the indenture governing the Notes was amended to provide that the new holding company would be co-obligor of the Notes. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL (Delaware), Inc. On June 3, 1999, NTL Incorporated and NTL Communications Corp. filed Amendment No. 2 to the Initial Registration Statement.

         On August 1, 2000, NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp. (collectively, the "Registrants") filed a registration statement on Form S-3 (File Nos. 333-42792, 333-42792-01 and 333-42792-02)
(the "Subsequent Registration Statement", and together with the Initial Registration Statement, the "Registration Statement") that included a combined prospectus pursuant to Rule 429 of the Securities Act of 1933 that related to the Notes that were registered by the Initial Registration Statement as well as the Subsequent Registration Statement for purposes of registering $599,300,000 aggregate principal amount of the Notes and 15,288,263 Conversion Shares. The Subsequent Registration Statement constituted a post-effective amendment to the Initial Registration Statement. On August 30, 2000, the Registrants filed an amendment to the Registration Statement reducing the amount of securities registered thereunder to $167,603,000 aggregate principal amount of the Notes and 4,275,586 Conversion Shares. Since that time and from time to time, the Registrants have filed prospectus supplements on Form 424(b)(3) for the benefit of holders of Notes not previously included as a "Selling Holder" under the Registration Statement.

         On May 8, 2002, NTL Incorporated and certain subsidiaries, including NTL (Delaware), Inc. and NTL Communications Corp., filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which a substantial portion of the debt of NTL Incorporated and its debtor subsidiaries, including the Notes, would be discharged on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold and unissued under the Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                         NTL INCORPORATED

                                         By:  /s/ RICHARD J. LUBASCH

                                           ...................................
                                           Richard J. Lubasch
                                           Executive Vice President -
                                           General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----

/s/ GEORGE S. BLUMENTHAL*                      Chairman of the Board, and        January 10, 2003
------------------------------                 Treasurer and Director
George S. Blumenthal

/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director              January 10, 2003
Barclay Knapp

/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                 January 10, 2003
John F. Gregg

/s/ GREGG N. GORELICK*                         Vice President - Controller       January 10, 2003
------------------------------
Gregg N. Gorelick

/s/ ROBERT T. GOAD*                            Director                          January 10, 2003
------------------------------
Robert T. Goad

/s/ BERNARD IZERABLE*                          Director                          January 10, 2003
------------------------------
Bernard Izerable

/s/ ALAN J. PATRICOF*                          Director                          January 10, 2003
------------------------------
Alan J. Patricof

/s/ WARREN POTASH*                             Director                          January 10, 2003
------------------------------
Warren Potash

------------------------------                 Director
Jean-Louis Vinciguerra

/s/ MICHAEL S. WILLNER*                        Director                          January 10, 2003
------------------------------
Michael S. Willner

                                               Director
------------------------------
Eric Bouvier

* By /s/ RICHARD J. LUBASCH
     --------------------------------
     Richard J. Lubasch
     Attorney-in-Fact

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                            NTL COMMUNICATIONS CORP.


                                            By:  /s/ RICHARD J. LUBASCH

                                            ...................................
                                            Richard J. Lubasch
                                            Executive Vice President -
                                            General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date

/s/ GEORGE S. BLUMENTHAL*                      Chairman of the Board, and        January 10, 2003
------------------------------                 Treasurer and Director
George S. Blumenthal

/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director              January 10, 2003
Barclay Knapp

/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                 January 10, 2003
John F. Gregg

/s/ GREGG N. GORELICK*                         Vice President - Controller       January 10, 2003
------------------------------
Gregg N. Gorelick

/s/ ROBERT T. GOAD*                            Director                          January 10, 2003
------------------------------
Robert T. Goad

/s/ BERNARD IZERABLE*                          Director                          January 10, 2003
------------------------------
Bernard Izerable

/s/ ALAN J. PATRICOF*                          Director                          January 10, 2003
------------------------------
Alan J. Patricof

/s/ WARREN POTASH*                             Director                          January 10, 2003
------------------------------
Warren Potash

------------------------------                 Director
Jean-Louis Vinciguerra

/s/ MICHAEL S. WILLNER*                        Director                          January 10, 2003
------------------------------
Michael S. Willner

                                               Director
------------------------------
Eric Bouvier

* By /s/ RICHARD J. LUBASCH
     --------------------------------
     Richard J. Lubasch
     Attorney-in-Fact

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                        NTL (DELAWARE), INC.


                                        By:  /s/ RICHARD J. LUBASCH

                                        ...................................
                                        Richard J. Lubasch
                                        Executive Vice President -
                                        General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----

/s/ GEORGE S. BLUMENTHAL*                      Chairman of the Board, and        January 10, 2003
------------------------------                 Treasurer and Director
George S. Blumenthal

/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director              January 10, 2003
Barclay Knapp

/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                 January 10, 2003
John F. Gregg

/s/ GREGG N. GORELICK*                         Vice President - Controller       January 10, 2003
------------------------------
Gregg N. Gorelick

/s/ ROBERT T. GOAD*                            Director                          January 10, 2003
------------------------------
Robert T. Goad

/s/ BERNARD IZERABLE*                          Director                          January 10, 2003
------------------------------
Bernard Izerable

/s/ ALAN J. PATRICOF*                          Director                          January 10, 2003
------------------------------
Alan J. Patricof

/s/ WARREN POTASH*                             Director                          January 10, 2003
------------------------------
Warren Potash

------------------------------                 Director
Jean-Louis Vinciguerra

/s/ MICHAEL S. WILLNER*                        Director                          January 10, 2003
------------------------------
Michael S. Willner

                                               Director
------------------------------
Eric Bouvier

* By /s/ RICHARD J. LUBASCH
     --------------------------------
     Richard J. Lubasch
     Attorney-in-Fact
